                           Hoffski & Pisano CPA
                  Certified Public Acocuntanta and Consultants
                          A Proeffessional Corporation

                                November 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

         We have read the disclosures in connection with the services of Hoffski
& Pisano CPA's on behalf of Quicktest 5, Inc. as set forth in Schedule 14 C
Amendment No. 3 of Moneyzone.com, Inc. and are in agreement with the statements contained in the section entitled "Former Accountants." We have no basis to agree or disagree with other statements of Quicktest 5, Inc. contained therein.

                                                           Hoffski & Pisano CPA

                                                           By: /s/ Frank Pisano
                                                              ------------------
                                                                   Frank Pisano